EXHIBIT 10.16


          March 31, 1995



          Oceaneering International, Inc.
          16001 Park Ten Place, Suite 600
          Houston, Texas  77084
          Attention: T. Jay Collins,
          Executive Vice President &
          Chief Financial Officer

          Ladies and Gentlemen:

               Citibank,  N.A.  (the "Bank")  is  pleased  to establish  an uncommitted line of credit in your favor not to exceed $US20,000,000.00 (Twenty Million Dollars) at any time outstanding and available for your use from time to time through March 31, 1996, unless the Bank should advise, or be advised by you, to the contrary. This line of credit agreement (this "Agreement") is not a commitment but sets forth the terms and conditions under which the Bank may in its sole discretion make advances (the "Advances") to you and may issue (as "Issuing Bank") letters of credit for a term not to exceed two (2) years from the date of issuance (each a "Letter of Credit") for your account from time to time under such line of credit.

               1. The Advances. (a) All Advances under the line of credit shall be payable on demand and shall be evidenced by your Demand Promissory Note substantially in the form of Exhibit A hereto (the "Note"). Advances under the Note may be made by the Bank at the oral or written request of persons designated pursuant to the resolution delivered to the Bank pursuant to
          Section 3 below and shall be disbursed by credit to your account at the office of the Citibank, N.A. located at 399 Park Avenue, New York, New York 10043 or otherwise in accordance with the written instruction of such persons. In accordance with the terms of the Note, you shall be permitted to choose as the applicable interest rate basis for each Advance one of the following (as defined in the Note): Citibank's Alternate Base Rate, LIBOR plus an additional amount mutually agreed upon by the Bank and you prior to the time of a borrowing under the Note, or the Quoted Rate; provided that LIBOR and Quoted Rate Advances (each a "Fixed Rate Advance") shall only be available for principal amounts of at least $1,000,000 or $500,000, respectively, that are whole-integer multiples of $100,000. All capitalized terms not otherwise defined herein are used with the same meanings as in the Note.


          rew:atc
                 oceaneering - 3/30/95





               (b) If due to either (i) the introduction of or any change (including without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance of the Bank with any guideline or request from any central bank or other governmental authority (whether or not having force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Advances, then you shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost. You further agree to indemnify and save the Bank harmless from any loss, cost, damage, liability or expense which may be suffered or incurred by the Bank, resulting from the imposition of reserve requirements to transactions covered hereby under Regulation D of the Board of Governors of the Federal Reserve System or otherwise (including without limitation the loss, cost, damage, liability or expense incurred in maintaining any such reserve). A certificate as to the amount of such increased cost, submitted to you by the Bank, shall be conclusive, absent manifest error.
































          rew:atc
                 oceaneering - 3/30/95                    2





               (c) You agree to compensate the Bank on written request by the Bank (which request will set forth in reasonable detail the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or carry Fixed Rate Advances) and any loss sustained by the Bank in connection with the reemployment of such funds which Bank may sustain if for any reason (whether due to demand for payment by the Bank (except for demand by the Bank in circumstances where no default or event of default exists or where no imminent breach by Borrower of the note and/or this Agreement exists in the reasonable view of the Bank), voluntary prepayment by the Borrower or any other reason) you repay any Fixed Rate Advance on a day which is not the last day of the applicable Interest Period or as a consequence of your failure to borrow any such Advance after giving notice thereof or to pay the principal of any such Advance when due under this Agreement and the Note.

               2. Letters of Credit. You may from time to time request the Bank to cause the Issuing Bank to issue a Letter of Credit for your account by executing the Issuing Bank's standard form of letter of credit application (each an "Application"). The Issuing Bank shall not be obligated to issue any Letter of Credit at any time but each Letter of Credit shall be subject to the terms and conditions contained in the related Application and shall expire no more than two (2) years after the date of issuance. You shall pay the Bank a commission payable at issuance on each standby Letter of Credit computed at the rate of .75% per annum (based on a year of 360 days and actual days elapsed) on the maximum amount available or to be available for drawing thereunder (assuming compliance with all conditions thereof), or $450.00 (which ever is greater) payable in arrears on the last day of each calendar quarter and on the expiration date thereof. In the event that the Issuing Bank notifies the Bank that you have failed to pay any obligations under any Application when due, you shall be deemed to have requested an Advance from the Bank in such amount bearing interest at the Alternate Base Rate and the Bank is hereby irrevocably authorized to make such an Advance and deliver the proceeds thereof to the Issuing Bank for application to such obligations.

               3. Loan Documents. You shall provide to the Bank (i) a copy of this Agreement executed by you, (ii) your executed Note,
          (iii) a certificate of your secretary or assistant secretary, dated a recent date, containing a copy of the resolutions of your board of directors authorizing the execution and performance of this Agreement, the Note, the Applications, and all other documents executed or to be executed by you hereunder or thereunder (collectively, the "Loan Documents") and certifying as to the incumbency and specimen signatures of your officers authorized to execute each such Loan Document and to give or rew:atc
                 oceaneering - 3/30/95                    3





          designate others  to give  notices hereunder and  thereunder, and
          (iv) a copy of your articles or certificate of incorporation certified by the Secretary of State of your state of incorporation as of a recent date.

               4. Representations and Covenants. Until the termination of this line of credit and payment in full of your obligations under this letter agreement, the Note and the Applications (the "Obligations") you will provide to the Bank: (i) within 90 days after the end of each fiscal year, annual financial statements certified by accountants acceptable to the Bank; (ii) within 45 days after the end of each fiscal quarter (except the fourth quarter) unaudited financial statements certified by your chief financial officer; and (iii) such other information concerning your business, operations, properties, prospects and financial or other condition as the Bank may request from time to time. In addition, you agree at all times during the term of this Letter Agreement to advise the Bank immediately upon obtaining knowledge of (but in any event not later than twenty (20) days from the date of) the occurrence of a default under the terms of or an Event of Default as defined under any credit agreement or senior credit facilities between the Borrower and any financial institution or other third party. Such notice maybe in the form of oral communication promptly confirmed in writing via letter, telex, telecopier or telefacsimile.

               5.   Obligations  Payable on  Demand.   Except  as otherwise
          required by the terms of the Demand Promissory Note, all of the Obligations shall be payable on demand, notwithstanding the duration of any Interest Period for any Advance, the expiration date of any Letter of Credit or anything else contained herein or in any of the Loan Documents. Upon such demand, you shall pay to us, in addition to all principal and interest then outstanding under the Note, an amount equal to the maximum amount (the "Maximum Available Amount") which may at any time be drawn under all Letters of Credit then outstanding (assuming compliance with all conditions thereof and whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), which amount shall be held in a cash collateral account to be established by you with the Issuing Bank as cash collateral for your obligations under the Applications, provided that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, we shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction, to the payment of any outstanding Obligations and shall pay any excess to whomsoever shall be lawfully entitled to receive such funds. Amounts deposited in the cash collateral rew:atc
                 oceaneering - 3/30/95                    4





          account shall be invested by the Bank at your request in approved certificates of deposit or other readily marketable instruments or securities mutually agreed upon by you and the Bank.

               6. Indemnification. You agree to indemnify and hold harmless the Bank and its affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or the Obligations, including, without limitation, any transaction in which the proceeds of any borrowing are or are to be applied, whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

               7. Amendments and Waivers. No amendment, modification or waiver of this Agreement, the Note or any term hereof or thereof shall be effective unless in writing and signed by you and the Bank.

               8. Integration. This letter agreement, the Note and any other Loan Documents constitute the final agreement between you and the Bank on the subject matter hereof and supersede all prior understandings, representations and agreements.

               9.   Assignments and  Participations.  We may  assign to any
          of our affiliates or, with your consent (which shall not be unreasonably withheld), to one or more other financial institutions, all or a portion of our rights and obligations under this letter and the Note. Upon delivery to you of written notice of such assignment signed by both parties thereto, (i) the assignee shall become a party hereto and shall assume our rights and obligations hereunder to the extent of such assignment, (ii) the assignor shall relinquish its rights and be released from its obligations under this letter to the same extent and (iii) you shall promptly execute and deliver new notes to the assignee and assignor as necessary to reflect their respective rights and obligations hereunder after giving effect to such assignment. We may also sell participations in all or a portion of our rights and obligations under this Agreement, provided that our obligations hereunder shall remain unchanged, we shall remain solely responsible to the other parties hereto for the performance thereof and you shall continue to deal solely and rew:atc
                 oceaneering - 3/30/95                    5





          directly with us in connection with our rights and obligations hereunder. We may disclose to any existing or prospective transferee under this Section any information received by us from or on behalf of you pursuant to this letter, so long as the recipient has agreed to hold in confidence any such information which is confidential in nature. Notwithstanding anything else set forth herein, we may at any time create a security interest in all or any portion of our rights under this letter (including without limitation the Advances and the Note) in favor of any Federal Reserve Bank.

               10. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Borrower hereby consents to the personal jurisdiction of any court of the United States or the State of New York sitting in New York City, New York in any action or proceeding arising out of or relating to this agreement or the Note, agrees that all claims in respect of any such action or proceeding may be heard and determined in such court and waives the defense of inconvenient forum to the maintenance of any such action or proceeding.

               If the foregoing is satisfactory to you, please indicate your acceptance by signing the enclosed copy of this letter and returning it to the Bank at Citibank, N.A. c/o Citicorp North America, Inc., Two Allen Center, 1200 Smith Street, Houston, Texas 77002.

                                   Yours very truly

                                   CITIBANK, N.A.

                                   By_MARK_J._LYONS____________________
                                   Title_Vice President________________



          Accepted and agreed to as of
          the date first stated above:

          OCEANEERING INTERNATIONAL, INC.


          By: ROBERT P. MINGOIA
          Title: Treasurer







          rew:atc
                 oceaneering - 3/30/95                    6





                                      EXHIBIT A

                                DEMAND PROMISSORY NOTE


        $20,000,000.00
        March 31, 1995


             FOR VALUE RECEIVED, the undersigned, Oceaneering International, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY ON DEMAND to the order of Citibank, N.A. (the "Bank"), at its office (the "Reference Bank") located at 399 Park Avenue, New York, New York, the principal sum of $20,000,000.00 (Twenty Million Dollars) or, if less, the aggregate principal amount of all advances (each an "Advance") made hereunder by the Bank to the Borrower outstanding at the time of such demand; together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from and including the date hereof until such principal amounts are finally paid in full, at such interest rates and payable at such times, as are specified below. This Demand Promissory Note is the Note referred to in, and is entitled to the benefits of, the letter agreement between the Borrower and the Bank dated as of March 31, 1995 (as amended from time to time, the "Letter Agreement").

             1. All Advances hereunder shall bear interest, payable on demand or if no demand is made then monthly on the last day of each calendar month during the term hereof, at a fluctuating interest rate per annum in effect from time to time equal at all times to the Alternate Base Rate (as defined below), with each change in the fluctuating interest rate hereunder taking effect simultaneously with the corresponding change in the Alternate Base Rate; provided that upon not less than three Business Days (as defined below) notice to the Bank, the Borrower may elect to have all or any portion (in the amount of at least $1,000,000 that are whole-integer multiples of $100,000) of the aggregate principal amount of such Advances bear interest for the Interest Period (as defined below) specified in such notice at LIBOR (as defined below), plus an additional amount mutually agreed upon by the Borrower and the Bank, payable on the last day of such Interest Period; and provided further, that upon offer by the Bank and acceptance by the Borrower on any Business Day, the Borrower may elect to have all or any portion (in the amount of at least $500,000 that are whole-integer multiples of $100,000) of the aggregate principal amount of such Advances bear interest at a rate equal to the Quoted Rate (as defined below), payable on the last day of such Interest Period.

             2. As used in this Demand Promissory Note, the following terms shall have the following meanings:



          rew:atc
                 oceaneering - 3/30/95





             "Alternate Base Rate" means, at all times, a fluctuating rate per annum equal to the highest of:

                   (i) the rate of interest announced publicly by the Reference Bank in New York, New York, for time to time, as the Reference Bank's base rate; or

                   (ii) the sum of (A) 1/2  of one percent per annum plus (B)
             the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Reference Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 on one percent), by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for the Reference Bank in respect of liabilities consisting of or including (among other liabilities) three-month non-personal time deposits of at least $100,000), plus (C) the average during such three-week period of the daily net annual assessment rates estimated by the Reference Bank for determining the current annual assessment payable by the Reference Bank to the Federal Deposit Insurance Corporation for insuring three-month time deposits in the United States; or

                  (iii) one half of one percent per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions received by the Reference Bank from three Federal funds brokers of recognized standing selected by it.

             "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, with respect to any Advance bearing interest by reference to LIBOR, a day of the year on which dealings are carried on in the London interbank market.

             "Indebtedness" means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services under material contracts (other than current trade rew:atc
                 oceaneering - 3/30/95                    2





        liabilities incurred in the ordinary course of the Borrower's business and payable in accordance with customary practices and which in any event are no more than 120 days past due or, if more than 120 days past due, are being contested in good faith and adequate reserves with respect thereof have been made on the books of the Borrower), (b) all obligations under senior credit facilities, (c) all obligations under Finance leases, (d) all obligations and liabilities secured by liens on any property owned by the Borrower whether or not the Borrower has assumed or is otherwise liable for the payment thereof.

             "Interest Period" means (i) in the case of a Quoted Rate Advance, the number of days mutually agreed by the Borrower and the Bank and (ii) in the case of a LIBOR Advance, one, two or three months; provided that (a) no Interest Period shall be selected which will end after the Termination Date and (b) if the last day of any Interest Period would otherwise occur on a day other than a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if such extension would cause the last day of any Interest Period for a LIBOR Advance to occur in the next following calendar month, such Interest Period shall end on the next preceding Business Day.

             "LIBOR" means, for any Interest Period, the rate per annum at which deposits in United States dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days (as defined below) before the first day of such Interest Period in an amount substantially equal to the principal amount of such Advance and for a period equal to such Interest Period, provided that if, on any date, it shall become unlawful for the Bank to continue to fund or maintain any amount hereunder at LIBOR, or LIBOR shall fail to reflect the cost to Bank of funding or maintaining such amount, such amount shall bear interest from and after such date at the Alternate Base Rate.

             "Quoted Rate" means, for any Interest Period, the rate per annum offered by the Bank to the Borrower and agreed to by the Borrower for such Interest Period, provided, however, that if no rate per annum shall be agreed by the Borrower and the Bank prior to 1:00 p.m. (New York time) on the first day of such Interest Period as the Quoted Rate for such Interest Period, the Quoted Rate for such Interest Period shall be equal to the Alternate Base Rate. The Bank may give the Borrower a written confirmation of the principal amount, Quoted Rate and Interest Period applicable to any Advance bearing interest at the Quoted Rate and, unless the Borrower shall object thereto within one Business Day after receiving such confirmation, such confirmation shall be conclusive and binding for all purposes. If the Borrower shall make a timely objection as to the rate or term set forth in such confirmation, such Advances shall bear interest at the Alternate Base Rate.

          rew:atc
                 oceaneering - 3/30/95                    3





              3. Both principal and interest hereunder are payable prior to 1:00 P.M. (New York City time) on the day for payment thereof (whether upon demand or otherwise) in lawful money of the United States of America to the Bank at the office of the Reference Bank referred to above, in same day funds. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. All computations of interest shall be made by the Bank on the basis of a year of 365 or 366 days (if based on the Base Rate) or 360 days (in the case of any other rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. The Borrower hereby authorizes the Reference Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Reference Bank (without notice to the Borrower) and make available to the Bank any amount so due. Any amount of principal or interest which is not paid when due (whether on demand, at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the Alternate Base Rate.

              4. The duration of any Interest Period shall in no way affect the Bank's right to demand payment hereunder at any time; provided that, unless the Bank shall have made a demand hereunder for payment, the Borrower shall have no right to prepay or to change the interest rate basis for any unpaid principal amount bearing interest by reference to LIBOR or the Quoted Rate other than on the last day of the Interest Period therefor. To the extent that any unpaid principal amount hereof bears interest at the Alternate Base Rate, the Borrower may pay all or any part thereof on not less than three Business Days' notice to the Bank, together with accrued interest to the date of such payment on the amount paid.

              5. The date and amount of each Advance, the interest rate selection, the Interest Period applicable thereto (if any) and all payments made by the Borrower on account of principal hereof shall be recorded by the Bank and, prior to any transfer of this Demand Promissory Note, entered by the Bank on the grid attached hereto, which is part of this Demand Promissory Note, provided that the Bank shall not be liable to the Borrower or to any other person for failure to record any of the foregoing matters on the grid or otherwise in the Bank's records. Such grid or such other record maintained by the Bank shall, in the absence of manifest error, be conclusive evidence of the matters so recorded.

             6. Each Advance made by the Bank to the Borrower under this Demand Promissory Note shall be subject to the satisfaction of the condition precedent to funding such Advance and a representation by rew:atc
                 oceaneering - 3/30/95                    4





        the Borrower to the Bank that no default or Event of Default (as defined in such agreements) exist under any senior credit facilities or credit agreements to which the Borrower is a party on the date of and at the time of the making of such Advance by the Bank hereunder.

             7. In the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, this Demand Promissory Note, all interest hereon and all other amounts payable hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

             8. If the Borrower shall default in any payment of principal of or interest on any Indebtedness (other than this Note) after the expiration of the applicable grace period provided for in any agreement, note or instrument under which such Indebtedness was created, upon the happening of such event, without demand by the Bank, all interest hereon and all amounts due hereunder shall automatically become due and payable, without notice, presentment or protest of any kind, all of which are expressly waived by the Borrower.

             9. The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Demand Promissory Note and, to the full extent permitted by law the right to plead any statute of limitations as a defense to any demand hereunder. The Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Demand Promissory Note and any other instruments and documents delivered in connection herewith, including, without limitation, reasonable counsel fees and expenses in connection therewith.

             10. This Demand Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby consents to the personal jurisdiction of any court of the United States or the State of New York sitting in New York City, New York in any action or proceeding arising out of or relating to this Demand Promissory Note or the Letter Agreement, agrees that all claims in respect of any such action or proceeding may be heard and determined in such court and waives the defense of inconvenient forum to the maintenance of any such action or proceeding.

             IN WITNESS WHEREOF, the Borrower has caused this Demand Promissory Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.


                                           OCEANEERING INTERNATIONAL, INC.


          rew:atc
                 oceaneering - 3/30/95                    5





                                           By:

                                           Title:

















































          rew:atc
                 oceaneering - 3/30/95                    6





    TRANSACTIONS ON DEMAND PROMISSORY NOTE OF
    IN FAVOR OF CITIBANK, N.A. dated March 31, 1995




               Amount of
               Borrowing
               Made This     Interest      Interest   Amount of     Notation
    Date         Date         Period         Rate      Payment       Made By










































          rew:atc
                 oceaneering - 3/30/95                   7





          EXHIBIT B
          FORM OF OPINION OF BORROWER'S COUNSEL



          [Date]

          Citibank, N.A.
          399 Park Avenue
          New York, New York 10043

          Ladies and Gentlemen:

               This  opinion is furnished to  you pursuant to  Section 3 of
          the letter agreement dated as of              , 19   (the "Letter
          Agreement"),  between                                        (the
          "Borrower") and you. Terms defined in the Credit Agreement are used herein as therein defined.

               We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Letter Agreement. In that connection, we have examined: (1) the Letter Agreement,
          (2) the documents furnished by the Borrower pursuant to Section 3 of the Letter Agreement, (3) the [Articles] [Certificate] of Incorporation of the Borrower and all amendments thereto (the "Charter"), (4) the by-laws of the Borrower and all amendments thereto (the "By-laws"), (5) a certificate of the Secretary of
          State of                 , dated                , 19  , attesting
          to the continued corporate existence and good standing of the Borrower in that State. We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Letter Agreement or the Note. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Letter Agreement by the Bank.


          rew:atc
                 oceaneering - 3/30/95





               Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                    1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the
               State of           .

                    2.   The  execution,  delivery and  performance by  the
               Borrower of the Letter Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificate or, to the best of our knowledge, contained in any other similar document. The Letter Agreement and the Note have been duly executed and delivered on behalf of the Borrower.

                    3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Letter Agreement and
               the Note [,  except for           , all of  which have  been
               duly obtained or made and are in full force and effect].

                    4. The Letter Agreement and the Note are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                    5. To the best of our knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator which purport to affect the legality, validity, binding effect or enforceability of the Letter Agreement or the Note or which are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of its subsidiaries.

                    [*6.  In  any action  or proceeding arising  out of  or
               relating to the Letter Agreement or the Note in any court of
               the State of              or in any federal court sitting in

          rew:atc
                 oceaneering - 3/30/95                    2





               the State of               , such court  would recognize and
               give effect to the provisions of Section of the Letter Agreement wherein the parties thereto agree that the Letter Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.]

               We  are  qualified   to  practice  law   in  the  State   of
                       and  we do  not purport  to be  experts on  any laws
          other than the  laws of the State of               [, the General
          Corporation Law of the State of Delaware] and the Federal laws of the United States. [**For purposes of the opinion set forth in paragraph 4 above, we have assumed with your permission that the laws of the State of New York are identical to the laws of the
          State of              .]

                                                          Very truly yours,

          *    Include if the Borrower is located in a state other than New
          York.

          **   Include if Borrower's counsel is not admitted in New York.































          rew:atc
                 oceaneering - 3/30/95                    3